            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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
For this Type of Account:                                       Give the
                                                                SOCIAL
                                                                SECURITY
                                                                Number of --
--------------------------------------------------------------------------------
 1.  An individual's account                                    The individual
 2.  Two or more individuals                                    The actual owner
  (joint account)                                               of the account
                                                                or, if combined
                                                                funds, the first
                                                                individual on
                                                                the account (1)
 3.  Custodian account of a minor (Uniform Gift to Minors Act)  The minor (2)
 4. a. The usual revocable savings trust account (grantor is    The grantor-
    also trustee)                                               trustee (1)
    b. So-called trust account that is not a legal or valid     The actual owner
    trust under state law                                       (1)
 5.  Sole proprietorship account                                The owner (3)



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-------------------------------------------------------------------------------

For this Type of Account:                                       Give the
                                                                EMPLOYER
                                                                IDENTIFICATION
                                                                Number of --
--------------------------------------------------------------------------------
 7.  A valid trust, estate, or pension trust                    The legal entity
                                                                (Do not furnish
                                                                the identifying
                                                                number of the
                                                                personal
                                                                representative
                                                                or trustee
                                                                unless the legal
                                                                entity itself is
                                                                not designated
                                                                in the account
                                                                title.) (4)
 8.  Corporate account                                          The corporation
 9.  Association, club, religious, charitable, educational or   The organization
  other tax-exempt organization account
10.  Partnership                                                The partnership
11.  A broker or registered nominee                             The broker or
                                                                nominee
12.  Account with the Department of Agriculture in the name of  The public a public entity (such as a state or local government, school  entity district, or prison) that receives agricultural program
  payments


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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. Either the social security number or the employer identification number may be furnished.
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individ-ual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identifica-tion number, check the appropriate box in Part 1(b), sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the re-quester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you fur-nish your taxpayer identification number to the requester.

Payees and Payments Exempt from Backup Withholding

Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transac-tions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt. For barter ex-change transactions and patronage dividends, the payees listed in items (1) through (5) are exempt.

(1)A corporation.
(2) An organization exempt from tax under Section 501(a), an IRA, or a custo-dial account under Section 403(b)(7) if the account satisfies the require-ments of Section 401(f)(2).
(3) The United States or any agency or instrumentality thereof.
(4) A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
(5) A foreign government, or a political subdivision, agency or instrumental-ity thereof.
(6) An international organization or any agency or instrumentality thereof.
(7) A foreign central bank of issue.
(8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
(9) A futures commission merchant registered with the Commodity Futures Trad-ing Commission.
(10) A real estate investment trust.
(11) An entity registered at all times under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under Section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or custodian.
(15) A trust exempt from tax under Section 664 or described in Section
     4947(a)(1).
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under Section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852).
 . Payments described in Section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under Section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid pos-sible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup with-holding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A
and 6050N and the regulations promulgated thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identifica-tion purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE